UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

ZAGG INC

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Drive, Suite 500 Midvale, Utah 84047
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2016, ZAGG Inc, a Nevada corporation (the “Company”), and ZM Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with mophie inc., a California corporation (“mophie”), the principal shareholders of mophie named therein (the “Principal Shareholders”), and Daniel Huang as representative (the “Representative”) of the mophie shareholders, warrant holders and option holders (the “Applicable Holders”), pursuant to which Merger Sub will merge with and into mophie, with mophie continuing as the surviving corporation (the “Merger”).

On the terms and subject to the conditions set forth in the Merger Agreement, (i) the Applicable Holders are entitled to receive closing merger consideration of $100 million (less any amounts withheld for the Escrow Fund (as defined below), an expense fund for use by the Representative, payments of mophie’s indebtedness and expenses paid to third parties pursuant to the Merger Agreement) to be paid in cash (the “Closing Consideration”), and (ii) if, as and when payable under the Merger Agreement, the Applicable Holders are entitled to receive an earnout payment (the “Earnout Consideration”), several other post-closing contingent payments (collectively together with the Earnout Consideration, the “Contingent Payments” and, together with the Closing Consideration, the “Merger Consideration”) equal to five (5) times mophie’s Adjusted EBITDA (as defined in the Merger Agreement) for the 12-month period commencing April 1, 2016 and ending March 31, 2017 (the “Calculation Period”), less $100 million (subject to certain tax adjustments, escrow payments and bonus payments to mophie employees), provided, if the closing date of the Merger is on or after the 8th day of any month starting March 8, 2016, then the Calculation Period will be the 12-month period starting on the first day of the second full calendar month after such closing date. The Earnout Consideration, if any, payable under the terms of the Merger Agreement shall be paid by issuance of up to $5.0 million of shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”), to certain eligible Applicable Holders, and then in cash to all Applicable Holders for the remainder of the Earnout Consideration. Such shares of Company Common Stock will be valued as of February 2, 2016.

Pursuant to the Merger Agreement, upon the effectiveness of the Merger, each share of capital stock of mophie will be cancelled and converted into the right to receive a portion of the Merger Consideration, including the Contingent Payments, if any, in each case as set forth in the Merger Agreement. The Earnout Consideration will become payable 15 days following final determination of mophie’s Adjusted EBITDA for the Calculation Period (the “Earnout Achievement”). No shares of Company Common Stock will be distributed to any of the eligible Applicable Holders, if at all, until the final determination of the Earnout Achievement as set forth in the Merger Agreement.

The Contingent Payments other than the Earnout Consideration to be paid to Applicable Holders, if and when received by mophie, include (i) mophie tax refunds for certain California hiring credits for the 2012 and 2013 tax years, net operating losses carried back to 2012 for California income taxes and pre-closing write-offs, write-downs and losses resulting from the dissolution of a Dutch limited partnership, (ii) any refund or credit for pre-closing overpayments of customs and duties by mophie when and as determined to be payable by applicable government entities, (iii) the total proceeds from the sale of certain mophie excess real property located in Kalamazoo, Michigan, and (iv) the settlement proceeds or collection receipts from a lawsuit currently on appeal. The payment of amounts due under (i) – (iv) above will be net of the Company’s expenses incurred/paid in connection with actions taken with respect to these matters.

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The Merger Agreement contains representations, warranties and covenants of mophie, the Principal Shareholders, the Company and Merger Sub and indemnification provisions whereby (i) certain of the Applicable Holders and certain employees and non-employee service providers of mophie and its subsidiaries entitled to receive compensation as a result of the Merger pursuant to a change in control bonus plan, severance plan, change of control, retention or similar arrangement of mophie or its subsidiaries (collectively, the “Company Indemnitors”) have agreed to indemnify, subject to certain limitations and deductibles, the Company and certain affiliated parties of the Company for certain losses, liabilities and damages, and (ii) the Company has agreed to indemnify, subject to certain limitations and deductibles, mophie and the Company Indemnitors for certain losses, liabilities and damages. Cash in an amount equal to $5 million, plus 10% of the Earnout Consideration, if any, otherwise payable in the Merger to the Applicable Holders will be placed in a third party escrow fund (the “Escrow Fund”) for eighteen (18) months as partial security for the indemnification obligations of the Company Indemnitors under the Merger Agreement. The Company has agreed to use commercially reasonable efforts to obtain representation and warranty insurance which, if obtained, will reduce the Escrow Fund in an amount to be determined, but no less than $2.0 million.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or mophie. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates and were qualified by disclosures between the parties and a contractual standard of materiality that is different from those generally applicable to shareholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or mophie.

The Company’s board of directors (the “Board”) received an opinion from D.A. Davidson & Co. (“D.A. Davidson”), the Company’s financial advisor in connection with the Merger, dated as of February 1, 2016, to the effect that, as of such date, and based upon and subject to the limitations, assumptions and qualifications set forth therein, the Merger Consideration to be paid by the Company to the holders of mophie’s common stock pursuant to the Merger Agreement is fair, from a financial point of view, to the Company. The opinion was for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Merger.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of the Company Common Stock as part of the Earnout Consideration payable under the terms of the Merger Agreement is incorporated herein by reference. Any such shares will be issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release, dated February 2, 2016, regarding the Merger. The press release is furnished herewith as Exhibit 99.1. In addition, a conference call to discuss the Merger will be hosted by the Company on February 2, 2016 at 4:30 p.m. Mountain time (6:30 p.m. Eastern time). Media representatives, analysts and the public are invited to listen to this discussion via live webcast through the Investor Relations section of the Company’s website.

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The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 2, 2016, by and among ZAGG Inc, ZM Acquisition, Inc., mophie inc., the Principal Shareholders named therein, and Daniel Huang*

9.1	Press Release dated February 2, 2016

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* The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: February 2, 2016	By:	/s/ Randall L. Hales
Name: Randall L. Hales Its: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 2, 2016, by and among ZAGG Inc, ZM Acquisition, Inc., mophie inc., the Principal Shareholders named therein, and Daniel Huang*

9.1	Press Release dated February 2, 2016

_____________

* The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request.

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